Exhibit 99.1

Investor Relations Contact: Brian Ritchie - FD 212-850-5683 brian.ritchie@fd.com Corporate Communications Contact: John Procter – Gibraltar Associates 202-879-5808 jprocter@gibraltar-llc.com

Press Release

INSMED ANNOUNCES LISTING TRANSFER FROM NASDAQ GLOBAL MARKET TO NASDAQ CAPITAL MARKET

RICHMOND, VA. February 28, 2008—Insmed Inc. (Nasdaq GM: INSM), a developer of follow-on biologics and biopharmaceuticals, today announced that on February 27, 2008, it received a letter from the Nasdaq Listings Qualifications Panel (the “Panel”) stating that the Panel has determined to transfer the listing of the Company’s shares from the Nasdaq Global Market to the Nasdaq Capital Market, effective at the open of the market on Friday, February 29, 2008. The Nasdaq Capital Market is one of the three market tier designations for Nasdaq-listed stock, and presently includes over 500 companies. The Nasdaq Capital Market operates in substantially the same manner as the Nasdaq Global Market. It is not related to, nor does it operate similarly to the over-the-counter markets, including the OTCBB and Pink Sheets. Securities listed on the Nasdaq Capital Market satisfy all applicable qualification requirements for Nasdaq securities and all companies listed on the Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards. Insmed’s trading symbol will remain “INSM.”

The determination is the result of a hearing between Insmed and the Panel on January 24, 2008, regarding Insmed’s non-compliance with Marketplace Rule 4405(a)(5), the minimum bid price requirement of $1.00 per share, a continued listing requirement of Nasdaq. Once Insmed’s securities are transferred to the Nasdaq Capital Market, it will have until June 12, 2008, to regain compliance with Nasdaq’s minimum bid price requirement of $1.00 per share. Should the Company not regain compliance by this date, its shares shall be delisted from the Nasdaq Capital Market. Following such delisting, the Company’s common stock could be eligible to trade on the OTCBB or the Pink Sheets.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs. For more information, please visit www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow-on biologics market may be unsuccessful, our common stock could be delisted from the Nasdaq Capital Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.